UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2016 (November 13, 2016)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2016, Harman International Industries, Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Samsung Electronics Co., Ltd., a Korean corporation (“Samsung”), Samsung Electronics America, Inc., a New York corporation and wholly owned subsidiary of Samsung (“Samsung USA”), and Silk Delaware, Inc., a Delaware corporation and wholly owned subsidiary of Samsung USA (“Merger Sub”).

The Merger Agreement provides, among other things, that, subject to the terms and conditions set forth therein (1) Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Samsung, and (2) at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company outstanding immediately prior to the Effective Time (other than shares owned by the Company, any of the Company’s wholly owned subsidiaries, Samsung, Samsung USA or Merger Sub, or by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be cancelled and automatically converted into the right to receive $112.00 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, (1) each option to purchase a share of the Company’s common stock (each, a “Company Option”) and each stock appreciation right in respect of the Company’s common stock (each, a “Company SAR”) that, in each case, is outstanding and unexercised as of the Effective Time will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration, net of the exercise price per share of such Company Option or Company SAR, as applicable, and (2) each award of restricted stock units in respect of the Company’s common stock (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time (i) that vests solely based on the passage of time will become fully earned and vested and (ii) that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the Effective Time will vest to the extent provided for in the award agreement applicable to such Company RSU.

The Board of Directors of the Company (the “Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding shares of common stock of the Company (the “Company Stockholder Approval”). The closing of the Merger is also subject to other customary conditions, including (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the receipt of certain foreign antitrust/competition approvals, (3) the completion of any review or investigation of the transaction by the Committee on Foreign Investment in the United States (“CFIUS”), (4) the absence of any order by a governmental authority in a competent jurisdiction prohibiting the consummation of the transactions contemplated by the Merger Agreement and (5) the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifications) and compliance with the covenants and agreements in the Merger Agreement in all material respects by the parties to the Merger Agreement.

The closing of the Merger is not subject to a financing condition. Samsung represents to the Company in the Merger Agreement that it had at the signing of the Merger Agreement and will have at the closing of the Merger all funds necessary to fund the aggregate Merger Consideration.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in the ordinary course and consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (2) not to engage in specified types of transactions (subject to specified exceptions) during this period unless agreed to in writing by Samsung, (3) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and (4) subject to certain exceptions, not to withdraw, change or qualify in a manner adverse to Samsung the recommendation of the Board that the Company’s stockholders adopt the Merger Agreement.

The Merger Agreement also requires the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties or to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals.

Each of the Company, Samsung, Samsung USA and Merger Sub has agreed to use its reasonable best efforts to take all actions necessary, proper or advisable to consummate the Merger as promptly as practicable, including to obtain any required regulatory approvals, subject to agreed limitations.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a superior acquisition proposal from a third party, and provides that, upon termination of the Merger Agreement by the Company or Samsung under certain circumstances (including, among other circumstances, a change of the Board’s recommendation to stockholders in favor of the Merger), a termination fee of $240,000,000 will be payable by the Company.

Each of the Company and Samsung will be permitted to terminate the Merger Agreement if the closing conditions set forth therein have not been satisfied as of August 14, 2017 (the “Outside Date”). However, such Outside Date will be automatically extended by 90 days if all closing conditions other than the conditions relating to regulatory approvals have been satisfied as of that date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. All references to “$” in this Form 8-K are to United States dollars.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2016, the Board, having determined that it was in the best interests of the Company and its stockholders to amend the by-laws of the Company (the “By-Laws”), by resolution authorized, approved and adopted an amendment to the By-Laws that became effective on November 13, 2016 (the “By-Law Amendment”).

The By-Law Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Company to the Company or the Company’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (3) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or the Company’s Restated Certificate of Incorporation or By-Laws, (4) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine, or (5) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

The foregoing is a summary of the By-Law Amendment, and such summary is qualified in its entirety by the full text of the Company’s By-Laws which, as amended by the By-Law Amendment, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On November 14, 2016, the Company and Samsung issued a joint press release announcing the entry into the Merger Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION,

THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the “Investors” section of www.harman.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by writing to Harman International Industries, Incorporated, Attention: Corporate Secretary, 400 Atlantic Street, Suite 1500, Stamford, Connecticut 06901, or by calling (203) 328-3500.

Participants in the Solicitation

The Company and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on August 11, 2016, and its definitive proxy statement for the 2016 annual meeting of stockholders, filed with the SEC on October 25, 2016. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the “Investors” section of www.harman.com.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may be subject to certain risks during the pendency of the transaction, and may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain the requisite approval of the Company’s stockholders or the failure to satisfy the other closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pending transaction and (4) the effect of the announcement of the pending transaction on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which risk factors are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: November 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 14, 2016, by and among Harman International Industries, Incorporated, Samsung Electronics Co., Ltd., Samsung Electronics America, Inc. and Silk Delaware, Inc.†

3.1	By-Laws of Harman International Industries, Incorporated, as amended, dated November 13, 2016

99.1	Joint Press Release, dated November 14, 2016

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.